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HanesBrands Announces Strong Fourth-Quarter and Full-Year 2021 Results Driven by Full Potential Growth Plan; Raises 2024 Full Potential Financial Targets; Announces $600 Million Share Repurchase Authorization

•Net sales from continuing operations of $1.75 billion, up 4% over fourth-quarter 2020; up 9% on a constant currency basis excluding PPE and 53rd week sales in 2020
•Net sales from continuing operations up 15% over fourth-quarter 2019
•GAAP EPS from continuing operations of $0.19; adjusted EPS from continuing operations of $0.44, inclusive of $0.02 per share impact from higher-than-expected tax rate
•Global Champion brand sales increase 10% over prior year and 25% over fourth- quarter 2019
•U.S. Innerwear sales increase 3% over prior year, excluding PPE, and 19% over fourth-quarter 2019
•Provides first-quarter and full-year 2022 guidance. Expects full-year sales from continuing operations of $7.0 billion to $7.15 billion; GAAP EPS from continuing operations of $1.50 to $1.67; adjusted EPS from continuing operations of $1.64 to $1.81
•Raises 2024 Full Potential financial targets to approximately $8 billion of revenue, an adjusted operating margin of approximately 14.4%, and cumulative three-year free cash flow of approximately $1.6 billion
•Board of Directors authorizes a three-year $600 million share repurchase plan; Company to begin repurchasing shares in first-quarter 2022
•Declares regular quarterly cash dividend of $0.15 per share
•For reconciliations of select GAAP and Non-GAAP measures, see Table 6 of this release
•Unless otherwise noted, all 2019 comparisons are rebased, see Table 6 of this release

WINSTON-SALEM, N.C. (Feb. 3, 2022) – HanesBrands Inc. (NYSE: HBI), a global leader in iconic apparel brands, today announced results for the fourth quarter and full-year of 2021, with increased sales and better-than-expected profitability driven by continued growth in consumer demand and market share gains in its innerwear and activewear businesses.

“We are rapidly creating a new HanesBrands, focused on growth and serving our consumers and customers like never before,” said Steve Bratspies, chief executive officer. “We significantly outperformed our expectations in 2021, driving increased financial projections in our three-year Full Potential growth plan. As we enter 2022, our performance, operational execution and financial foundation are far stronger than they were before the pandemic. We are implementing a three-year $600 million stock repurchase program, based on our confidence in future growth. Most importantly, I want to thank our outstanding global associates as they continue to meet every challenge to serve our consumers.”

Highlights include:

•Exited 2021 with a stronger business and financial foundation as well as a more attractive long-term growth profile relative to its pre-pandemic position. The Company delivered meaningful growth above pre-pandemic levels with full-year 2021 net sales 13% above 2019, adjusted operating profit 14% higher than 2019 and adjusted earnings per share 26% above 2019. The balance sheet also strengthened with leverage declining to 2.7 times on a net debt-to-adjusted EBITDA basis.

•Raised its 2024 Full Potential financial targets driven by increased consumer demand for its brands globally, the traction of its Full Potential growth strategy and the proven ability of the global team to execute and consistently deliver results, particularly in one of the most challenging macro environments in decades. The Company increased its 2024 revenue target to approximately $8 billion, which includes an increase in global Champion brand sales to approximately $3.2 billion; adjusted operating margin increased to approximately 14.4%; and cumulative three-year free cash flow increased to approximately $1.6 billion. See Full Potential Update below for a comparison to prior targets.

•Increased capital returns to shareholders. In addition to its regular quarterly cash dividend, the Company announced that its Board of Directors authorized a three-year $600 million share repurchase plan. Based on its Full Potential plan targets, the Company expects to repurchase shares quarterly while maintaining flexibility to be opportunistic dependent upon market conditions. Share repurchases are expected to begin in the first quarter 2022.

•Consumer demand for the Company’s brands remains strong and continues to exceed supply due to ongoing disruptions in the global transportation environment. Fourth-quarter revenue was in-line and adjusted operating margin exceeded the Company’s guidance range as it continued to execute its Full Potential plan, generate returns on its growth-related investments and effectively manage the items that are within its control.

•Global Champion brand sales increased 25% and 20% compared to fourth-quarter and full-year 2019, respectively. The continued growth above pre-pandemic levels is driven by strong consumer demand across channels in the U.S., continued growth in Europe, the Americas and Australia as well as the ramp-up of partners in China.

•U.S. Innerwear sales increased 19% and 21% compared to the fourth-quarter and full-year 2019, respectively. For the full-year 2021, Innerwear’s market share increased approximately 150 basis points over 2019 with increased share positions in Men’s, Women’s, Kids and Socks.

•Continued execution of the Company’s Full Potential growth plan, including investment in its iconic brands and the simplification of its business portfolio. As compared to 2019, global media and marketing investment increased nearly $30 million for the quarter and $70 million for the full-year, helping drive higher point-of-sale trends and increased market share. The Company made the decision to sell its U.S. Sheer Hosiery business, another milestone in its initiative to focus its portfolio on areas with the greatest potential for growth and returns.

Fourth-Quarter 2021 Results

Net sales from continuing operations for the fourth quarter ended January 1, 2022 totaled $1.75 billion, an increase of $63 million, or 4%, including 10% growth in Champion brand sales globally. Excluding $28 million in sales of personal protective equipment (“PPE”) and $45 million of sales from a 53rd week in the prior period, and a $9 million headwind from exchange rates in the current period, net sales increased $146 million, or 9%, over prior year.

The year-over-year growth in net sales was driven by strong consumer demand and point-of-sale trends in the U.S., Europe, Americas and certain Asia markets, including China, which more than offset lingering COVID-related headwinds in Australia and Japan. Total constant currency fourth-quarter net sales increased 4%.

Due to the significant impact of the pandemic on prior year results, this release includes certain comparisons to the comparable 2019 periods for additional context. All 2019 results are rebased to reflect the European Innerwear business as discontinued operations as well as the exit of the C9 Champion mass program and the DKNY intimate apparel license.

Compared to fourth-quarter 2019, net sales from continuing operations increased $230 million, or 15%, including 25% growth in Champion brand sales globally. Total constant currency net sales increased 14%. Growth in the global innerwear and activewear businesses was driven by strong consumer demand, higher point-of-sale performance and market share gains.

For the fourth-quarter 2021, GAAP gross margin of 38.1% increased 3,220 basis points compared to prior year and decreased 120 basis points compared to fourth-quarter 2019.

Adjusted gross margin of 38.4% decreased 195 basis points compared to last year and approximately 235 basis points compared to fourth-quarter 2019. The margin decline was driven primarily by increased expedite costs. The Company gained significant new retail space and made the strategic decision to expedite additional product to ensure arrival in time for space sets at retail partners. Efficiency improvements in manufacturing, cost savings from initiatives such as its SKU reduction program and the benefits of business mix offset the vast majority of the inflation and transportation cost headwinds in the fourth quarter.

Fourth-quarter GAAP operating profit was $156 million compared to an operating loss of $397 million in the prior year and operating profit of $230 million in the fourth-quarter 2019. GAAP operating margin of 8.9% improved from the (23.5%) loss in the prior year and declined from 14.3% in the fourth-quarter 2019.

Adjusted operating profit of $220 million decreased $9 million, or 4%, compared to prior year and $8 million, or 3% compared to 2019. Adjusted operating margin of 12.6% was ahead of the Company’s expectation. Adjusted operating margin declined approximately 100 basis points compared to last year and 240 basis points compared to fourth-quarter 2019. The decline was driven by the gross margin performance as disciplined SG&A expense management essentially offset the impact from increased brand marketing investments and higher labor costs in its distribution centers.

The GAAP and adjusted effective tax rates for the fourth quarter were 6.8% and 15.0%, respectively. For the fourth-quarter of 2020, GAAP and adjusted effective tax rates were 34.4% and 17.6%, respectively. For the fourth-quarter of 2019, GAAP and adjusted effective tax rates were 12.9% and 21.3%, respectively.

On a GAAP basis, fourth-quarter income from continuing operations totaled $68 million, or $0.19 per diluted share. This compares to a loss from continuing operations of $292 million, or ($0.83) per diluted share in the prior year period, and income from continuing operations of $159 million, or $0.43 per diluted share in fourth-quarter 2019.

Adjusted income from continuing operations totaled $156 million, or $0.44 per diluted share and includes a $0.02 per share impact from a higher-than-expected tax rate. This compares to adjusted income from continuing operations of $148 million, or $0.42 per diluted share, in the prior year period and adjusted income from continuing operations of $142 million, or $0.39 per diluted share, in fourth-quarter 2019.

(See the Note on Adjusted Measures and Reconciliation to GAAP Measures later in this news release for additional discussion and details of actions, which include pandemic-related and Full Potential plan charges.)

Fourth-Quarter 2021 Business Segment Summaries

Innerwear: Sales increased 3% over last year, excluding PPE, driven by point-of-sale growth across channels. Prior year sales included significant post-COVID inventory restocking by retailers and $22 million of PPE sales.

As compared to fourth-quarter 2019, sales increased $108 million, or 19%, with double-digit growth in the Kids, Socks, Women’s and Men’s businesses. Relative to 2019, the Company’s U.S. innerwear market share increased approximately 150 basis points with increased share positions in Men’s, Women’s, Kids and Socks.

Operating margin of 16.9% decreased more than 700 basis points compared to prior year and fourth-quarter 2019. The decline was due to the expected impact from higher inflation and costs associated with the strategic decision to expedite additional product to service new retail space gains as well as increased investments in brand marketing, all of which impacted the business ahead of Innerwear’s first-quarter 2022 price increase.

Activewear: Sales grew $46 million, or 11% over prior year driven by strong point-of-sale trends across its activewear brands. Sales increased $73 million, or 19%, compared to fourth-quarter 2019. By brand, Champion sales increased 21% and sales of its other active brands increased high teens as compared to 2019. The Company experienced strong point-of-sale trends across the online, wholesale and distributor channels in the quarter. Sales in the college bookstore channel returned to pre-pandemic levels and were consistent with the fourth-quarter 2019.

Segment operating margin of 13.0% increased 420 basis points over prior period driven by benefits from business mix, price increases in printwear and disciplined SG&A expense management. These benefits more than offset higher levels of inflation and increased investments in brand marketing. Operating margin decreased 100 basis points compared to fourth-quarter 2019 as higher levels of inflation and increased brand marketing investments more than offset leverage from higher sales volume and benefits from business mix.

International: Sales increased $19 million, or 4%, compared to prior year. Excluding $6 million of PPE sales in the prior year quarter, fourth-quarter sales increased 5% on a reported basis and 7% on a constant currency basis. Constant currency sales grew in the Americas, Europe and China driven by strong consumer demand for the Company’s brands. Constant currency sales declined in Japan and Australia as both regions continued to be impacted by store closures and tentative consumer behavior resulting from the ongoing COVID pandemic.

As compared to fourth-quarter 2019, International segment revenue increased $49 million, or 10%. On a constant currency basis, sales increased 7% with strong growth in Europe, the Americas, Australia and China more than offsetting the impact from COVID-related headwinds in Japan.

For the quarter, the International segment’s operating margin of 19.1% increased 140 basis points over prior year. Operating margin increased 190 basis points compared to fourth-quarter 2019 driven by fixed-cost leverage from higher sales, benefits from business mix and disciplined SG&A expense management.

Cash Flow, Balance Sheet and Shareholder Capital Returns

As of the end of fiscal year 2021, the Company had a total liquidity position of $1.75 billion, consisting of $536 million of cash and equivalents and approximately $1.2 billion of available capacity under its credit facilities.

Leverage at the end of fiscal year 2021 declined to 2.7 times on a net debt-to-adjusted EBITDA basis as compared to 3.5 times at the end of fiscal year 2020 and 2.9 times at the end of fiscal year 2019.

Inventory at the end of fiscal year 2021 was $1.6 billion, an increase of 16% over prior year due to the combination of higher levels of in-transits and the strategic decision to invest in inventory in the quarter to capture increased consumer demand. As compared to 2019, inventory from continuing operations declined 8%. In the fourth-quarter 2020, the Company announced a 20% SKU reduction initiative to focus on its highest-volume, fastest-growing and most profitable products. At the end of fiscal year 2021, the Company had reduced its SKUs by more than 30% as compared to prior year.

The Company generated $623 million of Cash From Operations in fiscal year 2021, which exceeded its guidance range. The stronger-than-expected cash generation, despite the strategic decision to increase investment in inventory to support higher levels of consumer demand, was driven by better-than-expected profitability and disciplined working capital management.

The Company’s Board of Directors declared a regular quarterly cash dividend of $0.15 per share payable on March 8, 2022, to shareholders of record at the close of business on February 15, 2022.

The Company’s Board of Directors approved a three-year share repurchase program. The program authorizes the repurchase of up to $600 million of the Company’s outstanding common stock through open market or privately negotiated transactions through December 28, 2024. The timing and amount of repurchases will be determined by the Company’s management based on its performance, evaluation of market conditions, legal requirements and other factors. The program may be suspended, modified or terminated at any time without prior notice. This share repurchase program replaces the previous program announced in February 2020.

Based on its Full Potential plan targets, the Company expects to repurchase shares quarterly while maintaining flexibility to be opportunistic dependent upon performance and market conditions. Share repurchases are expected to begin in the first quarter 2022.

Full Potential Update: 2024 Financial Targets Increased; Announces Plan to Sell U.S. Sheer Hosiery Business

“I am very encouraged by the fast start to our Full Potential growth plan, despite the extremely challenging operating environment,” Bratspies said. “Our strong early execution in growing global Champion, re-igniting innerwear growth, driving consumer centricity and focusing our portfolio gives me confidence in what we can achieve over the next three years.”

The Company exceeded its initial full-year 2021 outlook provided at its May 2021 Investor Day, despite greater-than-expected headwinds from inflation and global logistics challenges. Sales exceeded the midpoint of its prior range by approximately $550 million, adjusted operating profit was approximately $100 million higher, adjusted earnings per share were approximately $0.30 higher and operating cash flow was approximately $100 million higher.

The Company raised its 2024 Full Potential financial targets as a result of increased consumer demand for its brands globally, the traction of its Full Potential growth strategy and the proven ability of the global team to execute and consistently deliver results, particularly in one of the most challenging macro environments in decades.

2024 Financial Targets

•Approximately $8 billion of sales, an increase from the prior goal of approximately $7.4 billion
•Approximately $3.2 billion of global Champion brand sales, an increase from the prior goal of approximately $3.0 billion
•Approximately $1.15 billion of adjusted operating profit, an increase from the prior goal of approximately $1.05 billion
•Adjusted operating margin of approximately 14.4%, an increase from the prior goal of nearly 14.3%
•Approximately $1.6 billion of cumulative three-year free cash flow, an increase from the prior goal of approximately $1.5 billion

In addition, the Company announced it reached another milestone in its Full Potential initiative to focus its portfolio in areas with the greatest potential for growth and returns. As part of this initiative, the Company announced its intention to sell its U.S. Sheer Hosiery business. As a result, the Company recorded a non-cash impairment charge in the fourth quarter of approximately $38 million to reflect the net asset write down. The assets and liabilities of the U.S. Sheer Hosiery business are reflected in ‘held for sale’ on the balance sheet as of January 1, 2022. The Company expects the business to generate approximately $60 million of sales and essentially zero operating profit in 2022, which is reflected in the Company’s current 2022 guidance estimates.

First Quarter and Full-Year 2022 Financial Outlook

For first-quarter 2022, which ends on April 2, 2022, the Company currently expects:

•Net sales from continuing operations of approximately $1.51 billion to $1.57 billion, which includes a projected headwind of approximately $35 million from changes in foreign currency exchange rates. At the midpoint, this represents approximately 2% growth over prior year on a reported basis and 4% growth on a constant currency basis.

•GAAP operating profit from continuing operations to range from approximately $120 million to $150 million.

•Adjusted operating profit from continuing operations to range from approximately $135 million to $165 million and includes a projected headwind of approximately $5 million from changes in foreign currency exchange rates. The midpoint of adjusted operating profit represents an operating margin of 9.7%.

•Charges for actions related to Full Potential of approximately $15 million.

•Interest and other expenses of approximately $35 million.

•An effective tax rate of approximately 17% on both a GAAP and adjusted basis.

•GAAP earnings per share from continuing operations to range from approximately $0.20 to $0.27.

•Adjusted earnings per share from continuing operations to range from approximately $0.24 to $0.31.

•Fully diluted shares outstanding of approximately 353 million.

•Earnings per share and fully diluted share count guidance exclude any potential impact from share repurchases.

For fiscal-year 2022, which ends on December 31, 2022, the Company currently expects:

•Net sales from continuing operations of approximately $7.0 billion to $7.15 billion, which includes a projected headwind of approximately $100 million from changes in foreign currency exchange rates. At the midpoint, this represents approximately 4% growth over prior year on a reported basis and 5.5% growth on a constant currency basis.

•GAAP operating profit from continuing operations to range from approximately $780 million to $850 million.

•Adjusted operating profit from continuing operations to range from approximately $840 million to $910 million, which includes a projected headwind of approximately $14 million from changes in foreign currency exchange rates. The midpoint of adjusted operating profit guidance range represents an operating margin of 12.4%.

•Charges for actions related to Full Potential of approximately $60 million.

•Interest and other expenses of approximately $142 million.

•An effective tax rate of approximately 17% on both a GAAP and adjusted basis.
•GAAP earnings per share from continuing operations to range from approximately $1.50 to $1.67.

•Adjusted earnings per share from continuing operations to range from approximately $1.64 to $1.81.

•Cash flow from operations of approximately $500 million to $550 million.

•Capital expenditures of approximately $150 million to $175 million.

•Fully diluted shares outstanding of approximately 353 million.

•Earnings per share and fully diluted share count guidance exclude any potential impact from share repurchases.

HanesBrands has updated its quarterly frequently-asked-questions document, which is available at www.Hanes.com/FAQ.

Note on Adjusted Measures and Reconciliation to GAAP Measures

To supplement financial results prepared in accordance with generally accepted accounting principles, the Company provides quarterly and full-year results concerning certain non‐GAAP financial measures, including adjusted EPS from continuing operations, adjusted income from continuing operations, adjusted income tax expense, adjusted income from continuing operations before income tax expense, adjusted operating profit (and margin), adjusted SG&A, adjusted gross profit (and margin), adjusted other expenses, EBITDA and adjusted EBITDA.

Adjusted EPS from continuing operations is defined as diluted EPS from continuing operations excluding actions and the tax effect on actions. Adjusted income from continuing operations is defined as income from continuing operations excluding actions and the tax effect on actions. Adjusted income tax expense is defined as income tax expense excluding actions. Adjusted income from continuing operations before income tax is defined as income from continuing operations before income tax excluding actions. Adjusted operating profit is defined as operating profit excluding actions. Adjusted SG&A is defined as selling, general and administrative expenses excluding actions. Adjusted gross profit is defined as gross profit excluding actions. Adjusted other expenses is defined as other expenses excluding actions.

Charges for actions taken in 2021 include professional fees, operating model charges, loss on classification of assets held for sale, supply chain segmentation charges, technology charges and intangible asset impairment charges related to our Full Potential plan and early extinguishment and refinancing of debt.

Charges for actions taken in 2020 include supply chain restructuring actions, program exit costs, COVID- 19 related charges, Full Potential plan charges and the write-off of a discrete tax asset related to our Bras N Things acquisition. COVID-19 related charges include intangible asset and goodwill impairment charges, bad debt expense and supply chain re-startup costs. Full Potential plan charges for 2020 include inventory write-down charges related to our SKU reduction initiative and discontinuation of our PPE business.

Charges for actions taken in 2019 primarily represented supply chain network changes, program exit costs, and overhead reduction as well as completion of outstanding acquisition integration.

While these costs are not expected to continue for any singular transaction on an ongoing basis, similar types of costs, expenses and charges have occurred in prior periods and may recur in future periods depending upon future business plans and circumstances.

HanesBrands has chosen to present these non‐GAAP measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating operations absent the effect of the Full Potential plan and other actions, as well as the COVID-19 pandemic. HanesBrands believes these non-GAAP measures provide management and investors with valuable supplemental information for analyzing the operating performance of the Company’s ongoing business during each period presented without giving effect to costs associated with the execution of any of the aforementioned actions taken.

The Company has also chosen to present EBITDA and adjusted EBITDA to investors because it considers these measures to be an important supplemental means of evaluating operating performance. EBITDA is defined as income from continuing operations before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding actions and stock compensation expense. HanesBrands believes that EBITDA and adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry, and management uses EBITDA and adjusted EBITDA for planning purposes in connection with setting its capital allocation strategy. EBITDA and adjusted EBITDA should not, however, be considered as measures of discretionary cash available to invest in the growth of the business.

In addition, the Company has chosen to present certain year-over-year comparisons with respect to the Company’s rebased 2019 business, which excludes the exited C9 Champion mass program and DKNY intimate apparel license. HanesBrands believes this information is useful to management and investors to facilitate a more meaningful comparison of the results of the Company’s ongoing business.

HanesBrands is a global company that reports financial information in U.S. dollars in accordance with GAAP. As a supplement to the Company’s reported operating results, HanesBrands also presents constant-currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. The Company uses constant-currency information to provide a framework to assess how the business performed excluding the effects of changes in the rates used to calculate foreign currency translation.

To calculate foreign currency translation on a constant currency basis, operating results for the current-year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

HanesBrands believes constant-currency information is useful to management and investors to facilitate comparison of operating results and better identify trends in the Company’s businesses.

Non‐GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as an alternative to, or substitute for, financial results prepared in accordance with GAAP. Further, the non-GAAP measures presented may be different from non-GAAP measures with similar or identical names presented by other companies.

Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are presented in the supplemental financial information included with this news release.

Cautionary Statement Concerning Forward-Looking Statements
This news release contains certain forward-looking statements, as defined under U.S. federal securities laws, with respect to our long-term goals and trends associated with our business, as well as guidance as to future performance. In particular, among others, guidance and predictions regarding expected operating results, including related to our Full Potential plan; statements made in the First Quarter and Full-year 2022 Financial Outlook section of this news release; and statements regarding the sale of our U.S. Hosiery business, are forward-looking statements. These forward-looking statements are based on our current intent, beliefs, plans and expectations. Readers are cautioned not to place any undue reliance on any forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: our ability to successfully execute our Full Potential plan to achieve the desired results; the potential effects of the COVID-19 pandemic, including on consumer spending, global supply chains and the financial markets; the highly competitive and evolving nature of the industry in which we compete; the rapidly changing retail environment; our reliance on a relatively small number of customers for a significant portion of our sales; any inadequacy, interruption, integration failure or security failure with respect to our information technology; the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; our ability to attract and retain a senior management team with the core competencies needed to support growth in global markets; significant fluctuations in foreign exchange rates; legal, regulatory, political and economic risks related to our international operations; our ability to effectively manage our complex multinational tax structure; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and HanesBrands undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

HanesBrands
HanesBrands (NYSE: HBI) makes everyday apparel that is known and loved by consumers around the world for comfort, quality and value. Among the Company’s iconic brands are Hanes, the leading basic apparel brand in the United States; Champion, an innovator at the intersection of lifestyle and athletic apparel; and Bonds, which is setting new standards for design and sustainability. HBI employs 61,000 associates in 47 countries and has built a strong reputation for workplace quality and ethical business practices. The Company, a longtime leader in sustainability, launched aggressive 2030 goals to improve the lives of people, protect the planet and produce sustainable products. HBI is building on its unmatched strengths to unlock its #FullPotential and deliver long-term growth that benefits all of its stakeholders.

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TABLE 1
HANESBRANDS INC.
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Quarters Ended			Years Ended
	January 1, 2022	January 2, 2021	% Change	January 1, 2022	January 2, 2021	% Change
Net sales	$1,752,349	$1,689,145	3.7%	$6,801,240	$6,127,161	11.0%
Cost of sales	1,084,621	1,589,946		4,149,541	4,524,461
Gross profit	667,728	99,199	573.1%	2,651,699	1,602,700	65.5%
As a % of net sales	38.1%	5.9%		39.0%	26.2%
Selling, general and administrative expenses	512,162	495,706		1,853,971	1,560,034
As a % of net sales	29.2%	29.3%		27.3%	25.5%
Operating profit (loss)	155,566	(396,507)	(139.2)%	797,728	42,666	1,769.7%
As a % of net sales	8.9%	(23.5)%		11.7%	0.7%
Other expenses	47,359	5,003		53,586	20,655
Interest expense, net	35,307	43,636		163,067	164,238
Income (loss) from continuing operations before income tax expense	72,900	(445,146)		581,075	(142,227)
Income tax expense (benefit)	4,946	(152,948)		60,107	(109,940)
Income (loss) from continuing operations	67,954	(292,198)	(123.3)%	520,968	(32,287)	(1,713.6)%
Loss from discontinued operations, net of tax	(7,921)	(39,966)		(443,744)	(43,292)
Net income (loss)	$60,033	$(332,164)		$77,224	$(75,579)

Earnings (loss) per share - basic:
Continuing operations	$0.19	$(0.83)		$1.48	$(0.09)
Discontinued operations	(0.02)	(0.11)		(1.26)	(0.12)
Net income (loss)	$0.17	$(0.95)		$0.22	$(0.21)

Earnings (loss) per share - diluted:
Continuing operations	$0.19	$(0.83)		$1.48	$(0.09)
Discontinued operations	(0.02)	(0.11)		(1.26)	(0.12)
Net income (loss)	$0.17	$(0.95)		$0.22	$(0.21)

Weighted average shares outstanding:
Basic	351,052	350,807		351,028	352,766
Diluted	352,323	350,807		352,078	352,766

TABLE 2-A
HANESBRANDS INC.
Supplemental Financial Information
Impact of Foreign Currency
(in thousands, except per share data)
(Unaudited)

	Quarter Ended January 1, 2022
	As Reported	Impact from Foreign Currency[1]	Constant Currency	Quarter Ended January 2, 2021	% Change, As Reported	% Change, Constant Currency
As reported under GAAP:
Net sales	$1,752,349	$(9,455)	$1,761,804	$1,689,145	3.7%	4.3%
Gross profit	667,728	(4,573)	672,301	99,199	573.1	577.7
Operating profit (loss)	155,566	(1,343)	156,909	(396,507)	(139.2)	(139.6)
Diluted earnings (loss) per share from continuing operations	$0.19	$0.00	$0.20	$(0.83)	(122.9)%	(124.1)%

As adjusted:[2]
Net sales	$1,752,349	$(9,455)	$1,761,804	$1,689,145	3.7%	4.3%
Gross profit	673,227	(4,573)	677,800	681,989	(1.3)	(0.6)
Operating profit	220,123	(1,343)	221,466	228,829	(3.8)	(3.2)
Diluted earnings per share from continuing operations	$0.44	$0.00	$0.45	$0.42	4.8%	7.1%

	Year Ended January 1, 2022
	As Reported	Impact from Foreign Currency[1]	Constant Currency	Year Ended January 2, 2021	% Change, As Reported	% Change, Constant Currency
As reported under GAAP:
Net sales	$6,801,240	$92,762	$6,708,478	$6,127,161	11.0%	9.5%
Gross profit	2,651,699	51,011	2,600,688	1,602,700	65.5	62.3
Operating profit	797,728	15,885	781,843	42,666	1,769.7	1,732.5
Diluted earnings (loss) per share from continuing operations	$1.48	$0.04	$1.44	$(0.09)	(1,744.4)%	(1,700.0)%

As adjusted:[2]
Net sales	$6,801,240	$92,762	$6,708,478	$6,127,161	11.0%	9.5%
Gross profit	2,661,797	51,011	2,610,786	2,273,318	17.1	14.8
Operating profit	929,438	15,885	913,553	776,862	19.6	17.6
Diluted earnings per share from continuing operations	$1.83	$0.04	$1.79	$1.40	30.7%	27.9%

1	Effect of the change in foreign currency exchange rates year-over-year. Calculated by applying prior period exchange rates to the current year financial results.
2	Results for the quarters and years ended January 1, 2022 and January 2, 2021 reflect adjustments for restructuring and other action-related charges. See "Reconciliation of Select GAAP Measures to Non-GAAP Measures" in Tables 6-A through 6-E.

TABLE 2-B
HANESBRANDS INC.
Supplemental Financial Information
Impact of Foreign Currency
(in thousands, except per share data)
(Unaudited)

	Quarter Ended January 1, 2022
	As Reported	Impact from Foreign Currency[1]	Constant Currency	Quarter Ended December 28, 2019	% Change, As Reported	% Change, Constant Currency
As reported under GAAP:
Net sales	$1,752,349	$13,004	$1,739,345	$1,610,012	8.8%	8.0%
Gross profit	667,728	8,052	659,676	633,129	5.5	4.2
Operating profit	155,566	3,001	152,565	230,006	(32.4)	(33.7)
Diluted earnings per share from continuing operations	$0.19	$0.01	$0.18	$0.43	(55.8)%	(58.1)%

As adjusted:[2]
Net sales	$1,752,349	$13,004	$1,739,345	$1,522,077	15.1%	14.3%
Gross profit	673,227	8,052	665,175	620,853	8.4	7.1
Operating profit	220,123	3,001	217,122	227,866	(3.4)	(4.7)
Diluted earnings per share from continuing operations	$0.44	$0.01	$0.43	$0.39	12.8%	10.3%

	Year Ended January 1, 2022
	As Reported	Impact from Foreign Currency[1]	Constant Currency	Year Ended December 28, 2019	% Change, As Reported	% Change, Constant Currency
As reported under GAAP:
Net sales	$6,801,240	$77,897	$6,723,343	$6,425,716	5.8%	4.6%
Gross profit	2,651,699	44,020	2,607,679	2,428,702	9.2	7.4
Operating profit	797,728	13,800	783,928	850,685	(6.2)	(7.8)
Diluted earnings per share from continuing operations	$1.48	$0.04	$1.44	$1.57	(5.7)%	(8.3)%

As adjusted:[2]
Net sales	$6,801,240	$77,897	$6,723,343	$6,006,269	13.2%	11.9%
Gross profit	2,661,797	44,020	2,617,777	2,354,289	13.1	11.2
Operating profit	929,438	13,800	915,638	818,341	13.6	11.9
Diluted earnings per share from continuing operations	$1.83	$0.03	$1.80	$1.45	26.2%	24.1%

1	Effect of the change in foreign currency exchange rates year-over-year. Calculated by applying prior period exchange rates to the current year financial results.
2
Results for the quarters and years ended January 1, 2022 and December 28, 2019 reflect adjustments for restructuring and other action-related charges. Results for the quarter and year ended December 28, 2019 also reflect adjustments for the exited C9 Champion mass program and DKNY intimate apparel license. See "Reconciliation of Select GAAP Measures to Non-GAAP Measures" in Tables 6-A through 6-E.

TABLE 3-A
HANESBRANDS INC.
Supplemental Financial Information
By Business Segment
(in thousands)
(Unaudited)

	Quarters Ended			Years Ended
	January 1, 2022	January 2, 2021	% Change	January 1, 2022	January 2, 2021	% Change
Segment net sales:
Innerwear[1]	$666,086	$668,193	(0.3)%	$2,719,788	$2,978,009	(8.7)%
Activewear	448,948	403,113	11.4	1,679,639	1,184,413	41.8
International[2]	544,582	525,714	3.6	2,066,249	1,711,432	20.7
Other	92,733	92,125	0.7	335,564	253,307	32.5
Total net sales	$1,752,349	$1,689,145	3.7%	$6,801,240	$6,127,161	11.0%

Segment operating profit:
Innerwear	$112,615	$160,848	(30.0)%	$573,852	$718,923	(20.2)%
Activewear	58,587	35,718	64.0	236,400	67,643	249.5
International	103,866	92,782	11.9	339,317	249,718	35.9
Other	8,528	2,123	301.7	30,922	(10,140)	(405.0)
General corporate expenses/other	(63,473)	(62,642)	1.3	(251,053)	(249,282)	0.7
Total operating profit before restructuring and other action-related charges	220,123	228,829	(3.8)	929,438	776,862	19.6
Restructuring and other action-related charges	(64,557)	(625,336)	(89.7)	(131,710)	(734,196)	(82.1)
Total operating profit (loss)	$155,566	$(396,507)	(139.2)%	$797,728	$42,666	1,769.7%

1	The Innerwear segment includes $22 million and $801 million of net sales of PPE in the quarter and year ended January 2, 2021, respectively.
2	The International segment includes $6 million and $19 million of net sales of PPE in the quarter and year ended January 2, 2021, respectively.

	Quarters Ended			Years Ended
	January 1, 2022	January 2, 2021	Basis Points Change	January 1, 2022	January 2, 2021	Basis Points Change
Segment operating margin:
Innerwear	16.9%	24.1%	(717)	21.1%	24.1%	(304)
Activewear	13.0	8.9	419	14.1	5.7	836
International	19.1	17.6	142	16.4	14.6	183
Other	9.2	2.3	689	9.2	(4.0)	1,322
General corporate expenses/other	(3.6)	(3.7)	9	(3.7)	(4.1)	38
Total operating margin before restructuring and other action-related charges	12.6	13.5	(99)	13.7	12.7	99
Restructuring and other action-related charges	(3.7)	(37.0)	3,334	(1.9)	(12.0)	1,005
Total operating margin	8.9%	(23.5)%	3,235	11.7%	0.7%	1,103

TABLE 3-B
HANESBRANDS INC.
Supplemental Financial Information
By Business Segment
(in thousands)
(Unaudited)

	Quarters Ended			Years Ended
	January 1, 2022	December 28, 2019 Rebased[1]	% Change	January 1, 2022	December 28, 2019 Rebased[1]	% Change
Segment net sales:
Innerwear	$666,086	$558,302	19.3%	$2,719,788	$2,244,478	21.2%
Activewear	448,948	376,363	19.3	1,679,639	1,493,411	12.5
International	544,582	495,798	9.8	2,066,249	1,930,828	7.0
Other	92,733	91,614	1.2	335,564	337,552	(0.6)
Total net sales	$1,752,349	$1,522,077	15.1%	$6,801,240	$6,006,269	13.2%

Segment operating profit:
Innerwear	$112,615	$137,945	(18.4)%	$573,852	$505,839	13.4%
Activewear	58,587	52,849	10.9	236,400	196,612	20.2
International	103,866	85,148	22.0	339,317	331,322	2.4
Other	8,528	10,112	(15.7)	30,922	33,439	(7.5)
General corporate expenses/other	(63,473)	(58,188)	9.1	(251,053)	(248,871)	0.9
Total operating profit before restructuring and other action-related charges	220,123	227,866	(3.4)	929,438	818,341	13.6
Restructuring and other action-related charges	(64,557)	(19,067)	238.6	(131,710)	(62,515)	110.7
Total operating profit	$155,566	$208,799	(25.5)%	$797,728	$755,826	5.5%

	Quarters Ended			Years Ended
	January 1, 2022	December 28, 2019 Rebased[1]	Basis Points Change	January 1, 2022	December 28, 2019 Rebased[1]	Basis Points Change
Segment operating margin:
Innerwear	16.9%	24.7%	(780)	21.1%	22.5%	(144)
Activewear	13.0	14.0	(99)	14.1	13.2	91
International	19.1	17.2	190	16.4	17.2	(74)
Other	9.2	11.0	(184)	9.2	9.9	(69)
General corporate expenses/other	(3.6)	(3.8)	20	(3.7)	(4.1)	45
Total operating margin before restructuring and other action-related charges	12.6	15.0	(241)	13.7	13.6	4
Restructuring and other action-related charges	(3.7)	(1.3)	(243)	(1.9)	(1.0)	(90)
Total operating margin	8.9%	13.7%	(484)	11.7%	12.6%	(85)

1
Results for the quarter and year ended December 28, 2019 reflect adjustments for the exited C9 Champion mass program and DKNY intimate apparel license. See “Reconciliation of Select GAAP Measures to Non-GAAP Measures” in Tables 6-A through 6-E.

TABLE 4
HANESBRANDS INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	January 1, 2022	January 2, 2021
Assets
Cash and cash equivalents	$536,277	$900,615
Trade accounts receivable, net	894,151	768,221
Inventories	1,584,015	1,367,758
Other current assets	186,503	158,700
Current assets held for sale	327,157	234,086
Total current assets	3,528,103	3,429,380
Property, net	441,401	477,821
Right-of-use assets	363,854	432,631
Trademarks and other identifiable intangibles, net	1,220,170	1,293,847
Goodwill	1,133,095	1,158,938
Deferred tax assets	327,804	367,976
Other noncurrent assets	57,009	64,773
Noncurrent assets held for sale	—	494,501
Total assets	$7,071,436	$7,719,867

Liabilities
Accounts payable	$1,214,847	$891,868
Accrued liabilities	660,778	609,864
Lease liabilities	109,526	136,510
Current portion of long-term debt	25,000	263,936
Current liabilities held for sale	316,902	222,183
Total current liabilities	2,327,053	2,124,361
Long-term debt	3,326,091	3,739,434
Lease liabilities - noncurrent	281,852	331,577
Pension and postretirement benefits	248,518	381,457
Other noncurrent liabilities	185,429	216,091
Noncurrent liabilities held for sale	—	112,989
Total liabilities	6,368,943	6,905,909

Stockholders’ equity
Preferred stock	—	—
Common stock	3,499	3,488
Additional paid-in capital	315,337	307,883
Retained earnings	935,260	1,069,546
Accumulated other comprehensive loss	(551,603)	(566,959)
Total stockholders’ equity	702,493	813,958
Total liabilities and stockholders’ equity	$7,071,436	$7,719,867

TABLE 5
HANESBRANDS INC.
Condensed Consolidated Statements of Cash Flows1
(in thousands)
(Unaudited)

	Quarters Ended		Years Ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Operating Activities:
Net income (loss)	$60,033	$(332,164)	$77,224	$(75,579)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation	18,486	28,083	81,669	95,759
Amortization of acquisition intangibles	4,694	6,215	20,390	24,718
Other amortization	3,529	3,878	12,139	11,969
Inventory write-down charges	—	584,671	—	584,671
Impairment of intangible assets and goodwill	—	25,173	163,047	45,492
Loss on classification of assets held for sale	45,617	—	312,359	—
Loss on extinguishment of debt	43,739	—	43,739	—
Amortization of debt issuance costs	2,055	3,262	12,305	11,565
Stock compensation expense	6,494	5,168	16,630	18,969
Deferred taxes	11,550	(168,068)	3,934	(161,215)
Other	2,324	3,497	(2,084)	8,501
Changes in assets and liabilities:
Accounts receivable	20,752	168,934	(181,173)	(6,945)
Inventories	(990)	123,310	(293,455)	(136,057)
Other assets	(47,678)	42,215	(40,636)	(1,144)
Accounts payable	(22,281)	(222,207)	368,753	(32,641)
Accrued pension and postretirement benefits	(300)	133	(40,768)	(18,832)
Accrued liabilities and other	(51,991)	(54,853)	69,336	79,238
Net cash from operating activities	96,033	217,247	623,409	448,469

Investing activities:
Capital expenditures	(13,952)	(4,702)	(69,272)	(53,735)
Proceeds from sales of assets	330	340	2,809	671
Other	5,571	4,364	14,008	11,982
Net cash from investing activities	(8,051)	2	(52,455)	(41,082)

Financing Activities:
Borrowings on Term Loan Facilities	1,000,000	—	1,000,000	—
Repayments on Term Loan Facilities	(609,375)	—	(925,000)	—
Borrowings on Accounts Receivable Securitization Facility	—	—	—	227,061
Repayments on Accounts Receivable Securitization Facility	—	—	—	(227,061)
Borrowings on Revolving Loan Facilities	—	—	—	1,638,000
Repayments on Revolving Loan Facilities	—	—	—	(1,756,189)
Borrowings on Senior Notes	—	—	—	700,000
Repayments on Senior Notes	(700,000)	—	(700,000)	—
Borrowings on International Debt	—	—	—	31,222
Repayments on International Debt	—	—	—	(36,383)
Borrowings on notes payable	39,890	68,124	149,287	234,682
Repayments on notes payable	(40,142)	(72,900)	(149,739)	(239,008)
Share repurchases	—	—	—	(200,269)
Cash dividends paid	(52,385)	(52,253)	(209,484)	(210,385)
Payments to amend and refinance credit facilities	(42,661)	(80)	(43,186)	(15,018)
Other	(7,423)	(4,163)	(9,898)	(4,483)
Net cash from financing activities	(412,096)	(61,272)	(888,020)	142,169
Effect of changes in foreign exchange rates on cash	(5,701)	22,072	(32,908)	31,124
Change in cash, cash equivalents and restricted cash	(329,815)	178,049	(349,974)	580,680
Cash, cash equivalents and restricted cash at beginning of period	890,444	732,554	910,603	329,923
Cash, cash equivalents and restricted cash at end of period	560,629	910,603	560,629	910,603
Less restricted cash at end of period	—	1,166	—	1,166
Cash and cash equivalents at end of period	$560,629	$909,437	$560,629	$909,437

Balances included in the Condensed Consolidated Balance Sheets:
Cash and cash equivalents	$536,277	$900,615	$536,277	$900,615
Cash and cash equivalents included in current assets held for sale	24,352	8,822	24,352	8,822
Cash and cash equivalents at end of period	$560,629	$909,437	$560,629	$909,437

1
The cash flows related to discontinued operations have not been segregated and remain included in the major classes of assets and liabilities. Accordingly, the Condensed Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.

TABLE 6-A
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	Quarter Ended January 1, 2022
	Gross Profit	Selling, General and Administrative Expenses	Operating Profit	Other Expenses	Income From Continuing Operations Before Income Tax Expense	Income Tax Expense	Income From Continuing Operations	Diluted Earnings Per Share From Continuing Operations[1]
As reported	$667,728	$(512,162)	$155,566	$(47,359)	$72,900	$(4,946)	$67,954	$0.19
As a percentage of net sales	38.1%	29.2%	8.9%
Restructuring and other action-related charges:
Full Potential Plan:
Professional services	—	7,824	7,824	—	7,824	—	7,824	0.02
Loss on classification of assets held for sale	—	38,364	38,364	—	38,364	—	38,364	0.11
Operating model	2,397	3,194	5,591	—	5,591	—	5,591	0.02
Supply chain segmentation	3,102	—	3,102	—	3,102	—	3,102	0.01
Technology	—	2,212	2,212	—	2,212	—	2,212	0.01
Other	—	7,464	7,464	—	7,464	—	7,464	0.02
Early extinguishment and refinancing of debt	—	—	—	45,699	45,699	—	45,699	0.13
Discrete tax benefits	—	—	—	—	—	(8,050)	(8,050)	(0.02)
Tax effect on actions	—	—	—	—	—	(14,477)	(14,477)	(0.04)
Total restructuring and other action-related charges	5,499	59,058	64,557	45,699	110,256	(22,527)	87,729	0.25
As adjusted	$673,227	$(453,104)	$220,123	$(1,660)	$183,156	$(27,473)	$155,683	$0.44
As a percentage of net sales	38.4%	25.9%	12.6%

	Year Ended January 1, 2022
	Gross Profit	Selling, General and Administrative Expenses	Operating Profit	Other Expenses	Income From Continuing Operations Before Income Tax Expense	Income Tax Expense	Income From Continuing Operations	Diluted Earnings Per Share From Continuing Operations[1]
As reported	$2,651,699	$(1,853,971)	$797,728	$(53,586)	$581,075	$(60,107)	$520,968	$1.48
As a percentage of net sales	39.0%	27.3%	11.7%
Restructuring and other action-related charges:
Full Potential Plan:
Professional services	—	44,617	44,617	—	44,617	—	44,617	0.13
Loss on classification of assets held for sale	—	38,364	38,364	—	38,364	—	38,364	0.11
Operating model	2,397	20,794	23,191	—	23,191	—	23,191	0.07
Impairment of intangible assets	—	7,302	7,302	—	7,302	—	7,302	0.02
Supply chain segmentation	7,815	(2,396)	5,419	—	5,419	—	5,419	0.02
Technology	—	4,617	4,617	—	4,617	—	4,617	0.01
Other	(114)	8,314	8,200	—	8,200	—	8,200	0.02
Early extinguishment and refinancing of debt	—	—	—	45,699	45,699	—	45,699	0.13
Discrete tax benefits	—	—	—	—	—	(27,147)	(27,147)	(0.08)
Tax effect on actions	—	—	—	—	—	(26,518)	(26,518)	(0.08)
Total restructuring and other action-related charges	10,098	121,612	131,710	45,699	177,409	(53,665)	123,744	0.35
As adjusted	$2,661,797	$(1,732,359)	$929,438	$(7,887)	$758,484	$(113,772)	$644,712	$1.83
As a percentage of net sales	39.1%	25.5%	13.7%

1	Amounts may not be additive due to rounding.

Including the unfavorable foreign currency impact of $7 million, global Champion sales excluding C9 Champion increased approximately 10% in the fourth quarter of 2021 compared to the fourth quarter of 2020. On a constant currency basis, global Champion sales excluding C9 Champion increased approximately 12% in the fourth quarter of 2021 compared to the fourth quarter of 2020.

Including the favorable foreign currency impact of $3 million, global Champion sales excluding C9 Champion increased approximately 25% in the fourth quarter of 2021 compared to the fourth quarter of 2019. On a constant currency basis, global Champion sales excluding C9 Champion increased approximately 25% in the fourth quarter of 2021 compared to the fourth quarter of 2019.

TABLE 6-B
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	Quarter Ended January 2, 2021
	Gross Profit	Selling, General and Administrative Expenses	Operating Profit (Loss)	Income (Loss) From Continuing Operations Before Income Tax Expense	Income Tax Benefit (Expense)	Income (Loss) From Continuing Operations	Diluted Earnings (Loss) Per Share From Continuing Operations[1]
As reported	$99,199	$(495,706)	$(396,507)	$(445,146)	$152,948	$(292,198)	$(0.83)
As a percentage of net sales	5.9%	29.3%	(23.5)%
Restructuring and other action-related charges:
Supply chain actions	836	—	836	836	—	836	0.00
Other	(63)	515	452	452	—	452	0.00
COVID-19 related charges:
Goodwill	—	25,173	25,173	25,173	—	25,173	0.07
Full Potential Plan:
Inventory SKU rationalization	192,704	—	192,704	192,704	—	192,704	0.55
PPE inventory write-off	362,913	—	362,913	362,913	—	362,913	1.03
PPE vendor commitments	26,400	—	26,400	26,400	—	26,400	0.08
Write-off of acquisition tax asset	—	16,858	16,858	16,858	—	16,858	0.05
Discrete tax benefits	—	—	—	—	(66,515)	(66,515)	(0.19)
Tax effect on actions	—	—	—	—	(118,133)	(118,133)	(0.34)
Total restructuring and other action-related charges	582,790	42,546	625,336	625,336	(184,648)	440,688	1.25
As adjusted	$681,989	$(453,160)	$228,829	$180,190	$(31,700)	$148,490	$0.42
As a percentage of net sales	40.4%	26.8%	13.5%

	Year Ended January 2, 2021
	Gross Profit	Selling, General and Administrative Expenses	Operating Profit	Income (Loss) From Continuing Operations Before Income Tax Expense	Income Tax Benefit (Expense)	Income (Loss) From Continuing Operations	Diluted Earnings (Loss) Per Share From Continuing Operations[1]
As reported	$1,602,700	$(1,560,034)	$42,666	$(142,227)	$109,940	$(32,287)	$(0.09)
As a percentage of net sales	26.2%	25.5%	0.7%
Restructuring and other action-related charges:
Supply chain actions	19,636	—	19,636	19,636	—	19,636	0.06
Program exit costs	9,387	467	9,854	9,854	—	9,854	0.03
Other	(440)	8,203	7,763	7,763	—	7,763	0.02
COVID-19 related charges:
Supply chain re-startup	45,149	3,459	48,608	48,608	—	48,608	0.14
Bad debt	—	9,418	9,418	9,418	—	9,418	0.03
Inventory	14,869	—	14,869	14,869	—	14,869	0.04
Goodwill	—	25,173	25,173	25,173	—	25,173	0.07
Full Potential Plan:
Inventory SKU rationalization	192,704	—	192,704	192,704	—	192,704	0.55
PPE inventory write-off	362,913	—	362,913	362,913	—	362,913	1.03
PPE vendor commitments	26,400	—	26,400	26,400	—	26,400	0.07
Write-off of acquisition tax asset	—	16,858	16,858	16,858	—	16,858	0.05
Discrete tax benefits	—	—	—	—	(69,628)	(69,628)	(0.20)
Tax effect on actions	—	—	—	—	(135,714)	(135,714)	(0.38)
Total restructuring and other action-related charges	670,618	63,578	734,196	734,196	(205,342)	528,854	1.50
As adjusted	$2,273,318	$(1,496,456)	$776,862	$591,969	$(95,402)	$496,567	$1.40
As a percentage of net sales	37.1%	24.4%	12.7%

1	Amounts may not be additive due to rounding.

TABLE 6-C
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	Quarter Ended December 28, 2019
	Net Sales	Gross Profit	Selling, General and Administrative Expenses	Operating Profit	Income From Continuing Operations Before Income Tax Expense	Income Tax Expense	Income From Continuing Operations	Diluted Earnings Per Share From Continuing Operations[1]
As reported	$1,610,012	$633,129	$(403,123)	$230,006	$182,142	$(23,528)	$158,614	$0.43
Less exited programs[2]	(87,935)	(30,514)	9,307	(21,207)	(21,207)	1,241	(19,966)	(0.05)
As rebased	1,522,077	602,615	(393,816)	208,799	160,935	(22,287)	138,648	0.38
As a percentage of net sales		39.6%	25.9%	13.7%
Restructuring and other action-related charges:
Supply chain actions	—	13,622	—	13,622	13,622	—	13,622	0.04
Program exit costs	—	4,616	—	4,616	4,616	—	4,616	0.01
Other	—	—	829	829	829	—	829	0.00
Tax effect on actions	—	—	—	—	—	(16,032)	(16,032)	(0.04)
Total restructuring and other action-related charges	—	18,238	829	19,067	19,067	(16,032)	3,035	0.01
As adjusted	$1,522,077	$620,853	$(392,987)	$227,866	$180,002	$(38,319)	$141,683	$0.39
As a percentage of net sales		40.8%	25.8%	15.0%

	Year Ended Dec 28, 2019
	Net Sales	Gross Profit	Selling, General and Administrative Expenses	Operating Profit	Income From Continuing Operations Before Income Tax Expense	Income Tax Expense	Income From Continuing Operations	Diluted Earnings Per Share From Continuing Operations[1]
As reported	$6,425,716	$2,428,702	$(1,578,017)	$850,685	$643,560	$(70,236)	$573,324	$1.57
Less exited programs[2]	(419,447)	(131,861)	37,002	(94,859)	(94,859)	11,629	(83,230)	(0.23)
As rebased	6,006,269	2,296,841	(1,541,015)	755,826	548,701	(58,607)	490,094	1.34
As a percentage of net sales		38.2%	25.7%	12.6%
Restructuring and other action-related charges:
Supply chain actions	—	52,832	—	52,832	52,832	—	52,832	0.14
Program exit costs	—	4,616	—	4,616	4,616	—	4,616	0.01
Other	—	—	5,067	5,067	5,067	—	5,067	0.01
Tax effect on actions	—	—	—	—	—	(22,159)	(22,159)	(0.06)
Total restructuring and other action-related charges	—	57,448	5,067	62,515	62,515	(22,159)	40,356	0.11
As adjusted	$6,006,269	$2,354,289	$(1,535,948)	$818,341	$611,216	$(80,766)	$530,450	$1.45
As a percentage of net sales		39.2%	25.6%	13.6%

1	Amounts may not be additive due to rounding.
2	Includes the results for the exited C9 Champion mass program and the DKNY intimate apparel license.

TABLE 6-D
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	Quarter Ended December 28, 2019
	As Reported	Less: Exited Programs[1]	Adjusted for Exited Programs	Less: Restructuring and other action-related charges	Rebased
Segment net sales:
Innerwear	$569,630	$11,328	$558,302	$—	$558,302
Activewear	452,970	76,607	376,363	—	376,363
International	495,798	—	495,798	—	495,798
Other	91,614	—	91,614	—	91,614
Total net sales	$1,610,012	$87,935	$1,522,077	$—	$1,522,077

Segment operating profit:
Innerwear	$140,368	$2,423	$137,945	$—	$137,945
Activewear	71,633	18,784	52,849	—	52,849
International	85,148	—	85,148	—	85,148
Other	10,112	—	10,112	—	10,112
General corporate expenses/other	(58,188)	—	(58,188)	—	(58,188)
Restructuring and other action-related charges	(19,067)	—	(19,067)	(19,067)	—
Total operating profit	$230,006	$21,207	$208,799	$(19,067)	$227,866

	Year Ended December 28, 2019
	As Reported	Less: Exited Programs[1]	Adjusted for Exited Programs	Less: Restructuring and other action-related charges	Rebased
Segment net sales:
Innerwear	$2,302,632	$58,154	$2,244,478	$—	$2,244,478
Activewear	1,854,704	361,293	1,493,411	—	1,493,411
International	1,930,828	—	1,930,828	—	1,930,828
Other	337,552	—	337,552	—	337,552
Total net sales	$6,425,716	$419,447	$6,006,269	$—	$6,006,269

Segment operating profit:
Innerwear	$515,991	$10,152	$505,839	$—	$505,839
Activewear	281,319	84,707	196,612	—	196,612
International	331,322	—	331,322	—	331,322
Other	33,439	—	33,439	—	33,439
General corporate expenses/other	(248,871)	—	(248,871)	—	(248,871)
Restructuring and other action-related charges	(62,515)	—	(62,515)	(62,515)	—
Total operating profit	$850,685	$94,859	$755,826	$(62,515)	$818,341

1	Includes the results for the exited C9 Champion mass program and the DKNY intimate apparel license.

TABLE 6-E
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	Last Twelve Months
	January 1, 2022	January 2, 2021
EBITDA[1]:
Income (loss) from continuing operations	$520,968	$(32,287)
Interest expense, net	163,067	164,238
Income tax expense (benefit)	60,107	(109,940)
Depreciation and amortization	110,130	114,967
Total EBITDA	854,272	136,978
Total restructuring and other action-related charges (excluding tax effect on actions)	177,409	734,196
Stock compensation expense	16,405	18,507
Total EBITDA, as adjusted	$1,048,086	$889,681

Net debt:
Debt (current and long-term debt)	$3,351,091	$4,003,370
(Less) Cash and cash equivalents	(536,277)	(900,615)
Net debt	$2,814,814	$3,102,755

Net debt/EBITDA, as adjusted	2.7	3.5

1	Earnings from continuing operations before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure.

	Quarters Ended		Years Ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Free cash flow[1]:
Net cash from operating activities	$96,033	$217,247	$623,409	$448,469
Capital expenditures	(13,952)	(4,702)	(69,272)	(53,735)
Free cash flow	$82,081	$212,545	$554,137	$394,734

1	Free cash flow includes the results from continuing and discontinued operations.

TABLE 7
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of GAAP Outlook to Adjusted Outlook
(in thousands, except per share data)
(Unaudited)

	Quarter Ended	Year Ended
	April 2, 2022	December 31, 2022
Operating profit outlook, as calculated under GAAP	$120,000 to $150,000	$780,000 to $850,000
Restructuring and other action-related charges	$15,000	$60,000
Operating profit outlook, as adjusted	$135,000 to $165,000	$840,000 to $910,000

Diluted earnings per share from continuing operations, as calculated under GAAP[1]	$0.20 to $0.27	$1.50 to $1.67
Restructuring and other action-related charges	$0.04	$0.14
Diluted earnings per share from continuing operations, as adjusted	$0.24 to $0.31	$1.64 to $1.81

1	The company expects approximately 353 million diluted weighted average shares outstanding for both the quarter ended April 2, 2022 and the year ended December 31, 2022.

Hanesbrands is unable to reconcile projections of financial performance beyond 2022 without unreasonable efforts, because the Company cannot predict, with a reasonable degree of certainty, the type and extent of certain items that would be expected to impact these figures in 2023 and beyond, such as net sales, operating profit, tax rates and action related charges.